DEBT SETTLEMENT AGREEMENT

This DEBT SETTLEMENT AGREEMENT (this “Agreement”) is dated August 4, 2017 (the “Effective Date”), by and between Carebourn Capital, L.P. (“HOLDER”), and Textmunication Holdings, Inc., a Nevada corporation (“TXHD”).

R E C I T A L S:

WHEREAS, TXHD issued a convertible promissory note in the principal amount of$30,500.00 to the HOLDER (the “Note”) on November 5, 2015, which was amended on July 12, 2016 to reflect an addition of $15,250.00 in principal to the balance of the Note;

WHEREAS, HOLDER sold an interest in the Note worth $30,500.00 to a third party, but retained the remaining $15,250.00 interest in the Note; and

WHEREAS, HOLDER and TXHD desire to settle all of the outstanding obligations under the remaining amounts due under the Note, as further provided herein.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties mutually agree as follows:

1. Settlement of Note.

1.1 Settlement. TXHD and HOLDER agree to settle all of the outstanding principal, interest, and penalties owed under the Note as follows: the HOLDER shall be entitled to convert all amounts owed under the Note, pursuant to the terms of the Note, provided, however, that all remaining amounts owed under the Note shall be deemed forgiven by the HOLDER after TXHD’s issuance of an aggregate total of 70,000,000 shares of its common stock (the “Settlement Shares”) to HOLDER pursuant to such conversion(s). For the avoidance of doubt, the HOLDER shall be entitled to effectuate such conversion(s) under the Note in the amounts and at such times as the HOLDER desires in HOLDER’s sole discretion, provided, however, that the aggregate amount of shares of common stock to be issued to HOLDER pursuant to such conversion(s) shall not exceed the Settlement Shares. Further, TXHD’s current transfer agent is Worldwide Stock Transfer, LLC (“Worldwide”), and TXHD shall not terminate Worldwide as TXHD’s transfer agent until the HOLDER has sold all of the Settlement Shares.

2. Representations and Warranties of TXHD.

2.1 Authorization. The execution, delivery and performance by TXHD of this Agreement and the performance of all of TXHD’s obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by TXHD. This Agreement constitutes the valid and binding obligation of TXHD enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by TXHD will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any agreement to which TXHD is a party or by which it or any of its properties is bound.

2.3 Binding Obligation. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of TXHD, enforceable against TXHD in accordance with its terms.

2.4 Holder Release. TXHD, on behalf of itself and its agents, heirs, representatives, successors and assigns, agrees to fully release, acquit and forever discharge the HOLDER, and its respective officers, directors, agents, employees, attorneys, owners, members, affiliates, predecessors, successors and assigns and all past, present and future officers, directors, agents, employees, attorneys, owners, members, affiliates, successors, predecessors and assigns, any one of them, or any combination of them, and anyone or any entity related thereto from all known or unknown, revealed and concealed, contingent and non-contingent claims, actions, causes of action, and suits for damages, at law or in equity, filed or otherwise, and all other claims whatsoever, in law or in equity, contract or tort, which TXHD ever had or now has against any of the aforementioned, by reason of any matter that is related to or arising from the acts and events underlying or giving rise to the Note, the dispute and the claims asserted therein. This waiver and release does not include TXHD’s rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

2.5 TXHD Release. The HOLDER, on behalf of itself and its agents, heirs, representatives, successors and assigns, agrees to fully release, acquit and forever discharge TXHD and its respective agents, employees, attorneys, predecessors, successors and assigns and all past, present and future agents, employees, attorneys, successors, predecessors and assigns, any one of them, or any combination of them, and anyone or any entity related thereto from all known or unknown, revealed and concealed, contingent and non-contingent claims, actions, causes of action, and suits for damages, at law or in equity, filed or otherwise that the HOLDER ever had or now has against any of the aforementioned, by reason of any matter that is related to or arising from the acts and events underlying or giving rise to the Note, the dispute and the claims asserted therein. This waiver and release does not include HOLDER’s rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

2.6 HOLDER and TXHD further acknowledge that they may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of the Note, which, if known or suspected at the time of the execution of this Agreement, may have materially affected their decision. Nevertheless, the parties hereby waive any rights, claim or cause of action that existed at the time of the execution of this Agreement. The parties acknowledge that they understand the significance and consequence of their release and the specific waiver of all such known and unknown claims.

3. Representations and Warranties of the HOLDER.

3.1 Authorization. The HOLDER has full power and authority to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes a valid and legally binding obligation of the HOLDER, enforceable in accordance with the terms.

3.2 Bona Fide Interest. The HOLDER has not assigned or in any way conveyed any portion of the remaining principal amount of $15,250.00 under the Note.

4. Miscellaneous.

4.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

4.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

4.3 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to conflict of laws).

4.5 No Waiver/Amendments. Any waiver by any party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the HOLDER and TXHD.

4.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

4.7 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby.

4.8 Survival of Terms. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement.

4.9 Non-Assignment. This Agreement and the obligations hereunder shall not be assignable.

4.10 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram, facsimile or other form of electronic mail and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal or electronically transmitted by facsimile (as the case may be), postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent.

4.11 Headings. The headings used in this Agreement are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

4.12 Attorneys’ Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

[Signature page to follow]

IN WITNESS WHEREOF, the HOLDER and TXHD have caused this Agreement to be executed as of the Effective Date.

HOLDER:

CAREBOURN CAPITAL, L.P.

By:	Carebourn Partners, LLC
a Minnesota limited liability company, its General Partner

By:
Name:	Chip Rice
Title:	Managing Member

THE ISSUER:

TEXTMUNICATION HOLDINGS, INC.

By:
Name:	Wais Asefi
Title:	Chief Executive Officer